UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 27, 2009

BlueStar Financial Group, Inc .
(Exact name of registrant as specified in its charter)

Nevada	333-152959	51-0665952
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7377 Gainey Ranch Road, Suite 200
Scottsdale, AZ 85258
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:   (480) 463-4246

1145 E. Via Linda, Suite 2419, Scottsdale, AZ  85259
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers ..

On October 29, 2009, BlueStar Financial Group, Inc., (“BSFG”) announced that the Company has hired Richard A. Papworth to replace Paul Voorhees as Chief Executive Officer and was appointed to the board of directors. Mr. Papworth was hired to roll out a re-positioned growth and acquisition strategy focused on the Green Tech and e-Waste sector.   He will also facilitate the relocation of BSFG’s offices from Richland, Washington to Scottsdale, Arizona.

On October 27, 2009, the board appointed Jeffrey Rassas as Chairman of the board of directors.

Forward Looking Statements

The statements contained in this Form 8-K regarding (1) the Company’s change in management and (2) the change in the Company’s address are forward-looking statements and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and are subject to risks and uncertainties. We wish to advise readers that a number of important factors could cause actual results to differ materially from historical results or those anticipated in such forward-looking statements. These and other factors that could cause actual results to differ materially from those anticipated are discussed in more detail in the Company’s periodic and current filings with the Securities and Exchange Commission, including the Company’s Form 10-K for the fiscal year ended June 30, 2009, and future filings with the SEC. These forward-looking statements speak only as of the date on which such statements are made, and the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release issued by BlueStar Financial Group, Inc., dated October 29, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BlueStar Financial Group, Inc.

	By:	/s/ Richard A. Papworth

Richard A. Papworth
Chief Executive Officer
Date: November 3, 2009